EXHIBIT 15

September 6, 2007

To the Board of Directors and Shareholders

of Limited Brands, Inc.:

We are aware of the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 33-49871)

Registration Statement (Form S-8 No. 333-110465)

Registration Statement (Form S-8 No. 333-04927)

Registration Statement (Form S-8 No. 333-04941)

Registration Statement (Form S-8 No. 333-118407);

of Limited Brands, Inc. and its subsidiaries of our report dated September 6, 2007 relating to the unaudited consolidated interim financial statements of Limited Brands, Inc. and its subsidiaries that are included in its Form 10-Q for the quarter ended August 4, 2007.

/s/ Ernst & Young LLP

Columbus, Ohio